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                                                                    EXHIBIT 10.5

                             AGREEMENT AND RELEASE

     This Agreement and Release (this "Agreement") is entered into as of November 30, 1999 by Interplay Entertainment Corp., a Delaware corporation ("Interplay") and Richard S.F. Lehrberg ("Lehrberg"), with reference to the following facts:

     A. Interplay has employed Lehrberg since 1991, and currently employs Lehrberg.

     B. Lehrberg has agreed to defer his 1994 and 1995 bonuses from Interplay in the aggregate amount of $139,000.

     C. Lehrberg has agreed to defer $40,000 of his 1999 salary from Interplay.

     D. Interplay and Lehrberg agree that 2001 will be the last year of the Company's employment of Lehrberg.

     E. In consideration for the payment of deferred amounts, and for the further consideration set forth in Exhibit "A", Lehrberg has agreed to release
                                   -----------
Interplay from any claims that Lehrberg may have against Interplay.

     Accordingly, the parties agree as follows:

     1.   Payments to Lehrberg.
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          1.1. Payment Upon Execution. Upon execution of this Agreement,
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Interplay shall pay Lehrberg all of the following:

               1.1.1. $50,000 in the form of a company check drawn upon immediately available funds.

               1.1.2. 56,208 shares of Interplay common stock. Stock issued under this Section 1.1.2 shall be not have been registered with the Securities
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and Exchange Commission when issued. Interplay shall use its diligent efforts to so register the stock at the earliest practicable time.

          1.2. Future Payments.
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               1.2.1.  Time and Amount of Payments. Interplay shall pay to
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Lehrberg the following amounts at the following times:

                       a.    $42,000 on April 30, 2000;

                       b.    $42,000 on July 31, 2000; and

                       c.    $39,000 on October 31, 2000.

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               1.2.2.  Manner of Payment. The payments set forth in Section
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1.2.1 shall be in one of the following forms, or in any combination of the
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following forms (at Interplay's election):

                       a. A company check drawn upon immediately available funds; and

                       b. A vested and immediately exercisable option under Interplay's 1997 Stock Incentive Plan, as then amended, to purchase a number of shares of Interplay's common stock such that the aggregate market price of such shares minus the aggregate exercise price of such shares equals the amount of the payment to be made.

          1.3. Payments Subject to Tax Withholding. All payments hereunder are
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subject to Interplay's customary tax withholdings.

     2.   Employment.
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          2.1. Employment for Remainder of 1999.  Interplay shall employ
               --------------------------------
Lehrberg for the remainder of 1999 on the currently-existing terms of employment between Interplay and Lehrberg. At the end of 1999 Lehrberg shall cease accruing vacation time and paid sick days. On or before January 15, 2000, Interplay shall pay to Lehrberg the cash equivalent of any of Lehrberg's accrued and unused vacation time and paid sick days.

          2.2. Resignation.  Concurrent with the execution of this
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Agreement, Lehrberg shall execute a resignation from the offices of Director of
Interplay and Director of Interplay Productions Limited, effective December 31, 1999, in the form attached as Exhibit "A".
                              -----------

          2.3. Employment for 2000 and 2001.  Concurrent with the
               ----------------------------
execution of this Agreement, Interplay and Lehrberg shall enter into an employment agreement, in the form attached hereto as Exhibit "B", providing for
                                                     -----------
Interplay's employment of Lehrberg during the years 2000 and 2001.

       3. Lehrberg Release.
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          3.1. Release.  For consideration set forth herein and in Exhibit "A",
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Lehrberg releases Interplay from any and all obligations, liability, actions, causes of action, damages, and claims of any kind whatsoever arising out of or relating to any dealings involving Interplay and Lehrberg accruing prior to the date of this Agreement, whether such claims are known or unknown (each a Claim and collectively the "Claims"). Lehrberg acknowledges full and complete settlement and satisfaction of all Claims.

          3.2. Binding Effect.  This release shall bind Lehrberg and his
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administrators, successors and assigns, and shall inure to the benefit of
Interplay and its predecessors, agents, employees, shareholders, officers, directors, attorneys, representatives, successors, assigns, partners, and affiliate entities (each a "Beneficiary" and collectively the "Beneficiaries").

          3.3. Representations and Warranties.  Lehrberg represents and
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warrants, for the benefit of Beneficiaries, as follows:

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               3.3.1.  That he has had the opportunity to seek legal counsel and is familiar with California Civil Code Section 1542, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing this release, which if known by him must have materially affected his settlement with the debtor."

Lehrberg waives all rights and benefits he may have under this code section, as well as under any other statute or common law principle of similar effect.


               3.3.2. That he has not assigned or transferred, or purported to assign or transfer, to any other person any of the Claims, and that he is fully entitled to release the Claims.

               3.3.3. That no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made to Lehrberg that have not been embodied in this Agreement, and that he has entered into this Agreement without any reliance upon any such representations, inducements, promises, agreements or warranties.

          3.4. Covenant Against Future Actions.  Lehrberg will forever
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refrain from commencing, prosecuting, joining as plaintiff or claimant, or otherwise aiding any lawsuit, action or other proceeding against any Beneficiary in connection with any Claim.

       4. Miscellaneous.
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          4.1. Counterparts.  This Agreement may be executed in one or
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more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.2. Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties on the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver shall be binding unless executed in writing by the party making the waiver. No provision of this Agreement shall be interpreted for or against the drafting party.

          4.3. Further Assurances.  Each party agrees to execute and
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acknowledge such other instruments as may be reasonably necessary to effect the transactions contemplated herein.

          4.4. Governing Law.  This Agreement shall be construed in accordance
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with and governed by the laws of the State of California, without regard to conflicts of laws principles.

          4.5. Headings.  Titles or captions contained herein are inserted as a
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convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision thereof.

          4.6. Notices. All notices, statements and other documents that
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any party is required or desires to give to the other party hereunder shall be given in writing and shall be served in person, by express mail, by certified mail, by overnight delivery, or by facsimile to the

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applicable address set forth below, or at such other addresses as may be designated in writing by such party in accordance with the terms of this Section
                                                                         -------
4.6.
----

          If to Interplay:

               Interplay Entertainment Corp.
               Attention:  Chief Executive Officer
               16815 Von Karman Avenue
               Irvine, California  92606
               Facsimile:  (949) 252-0667

          If to Lehrberg:

               Richard S.F. Lehrberg
               1085 University Avenue
               Palo Alto, California  94301
               Facsimile:  (650) 323-0230

          4.7. Severability.  If a court of competent jurisdiction finds
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any provision of this Agreement to be void, invalid or unenforceable, such provision shall be curtailed only to the extent necessary to bring such provision within the requirements of the law, and such curtailment shall not affect the validity and enforceability of any other provision of this Agreement.

          4.8. Successors and Assigns.  This Agreement shall be binding
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on, and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

          4.9. Venue.  The parties hereto agree that all actions or
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proceedings arising directly or indirectly from this Agreement shall be arbitrated or litigated by arbitrators or in courts having a situs within Orange County, California, and hereby consent to the jurisdiction of any local, state or federal court in which such an action is commenced that is located in Orange County, California. The parties agree (a) not to disturb such choice of forum, and (b) to waive the personal service of any and all process upon them, and consent that all such service of process may be made by certified or registered mail, return receipt requested, addressed to the respective parties.

     Wherefore, the parties have caused this Agreement to be executed as of the date first set forth above.

"LEHRBERG"                           "INTERPLAY"

                                     Interplay Entertainment Corp.



________________________________     By: ________________________________
Richard S.F. Lehrberg                    Brian Fargo
                                         Chief Executive Officer

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                                  EXHIBIT "A"

                                  Resignation



To Whom It May Concern:

Effective December 31, 1999, I, Richard S.F. Lehrberg, resign from the following offices:

     Director of Interplay Entertainment Corp.

     Director of Interplay Productions Limited



                                    _______________________________
                                    Richard S.F. Lehrberg
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                                  EXHIBIT "B"

                               Employment Agreement

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